                                                                      EXHIBIT 21




                                SUBSIDIARIES OF
                          AMERICAN CLASSIC VOYAGES CO.




                                   Jurisdiction Under    Percentage
     Name of Subsidiary             Which Organized     of Ownership
     ------------------            ------------------   ------------
The Delta Queen Steamboat Co.           Delaware            100%
DQSB II, Inc.                           Delaware            (1)
Cruise America Travel, Inc.             Delaware            (1)
Great River Cruise Line, L.L.C.         Delaware            (2)
Great Ocean Cruise Line, L.L.C.         Delaware            (2)
Great AQ Steamboat, L.L.C.              Delaware            (2)

Great Hawaiian Cruise Line, Inc.        Delaware            100%
Great Independence Ship Co.             Delaware            (3)
Great Constitution Ship Co.             Delaware            (3)
Great Hawaiian Properties Corporation   Delaware            (3)
American Hawaii Properties Corporation  Delaware            (3)
CAT II, Inc.                            Delaware            (3)

       (1) 100% owned subsidiaries of The Delta Queen Steamboat Co.
       (2) 99% owned subsidiaries of The Delta Queen Steamboat Co.
       (3) 100% owned subsidiaries of Great Hawaiian Cruise Line, Inc.